Exhibit 10.2

BY AND AMONG

Beijing Lianji Future Technology Co., Ltd.

Mercurity (Beijing) Technology Co., Ltd.

AND

WANG Zhiyou

Termination Agreement Re Existing Control Documents

[ ], 2021

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Termination Agreement Re Existing Control Documents

This Termination Agreement Re Existing Control Documents (“Agreement”) is executed by the following Parties in Beijing, the People’s Republic of China (“PRC”) on [ ], 2021.

Party A: Beijing Lianji Future Technology Co., Ltd., a limited liability company duly established and validly existing under the laws of the PRC, whose registered office is at Room 205-105, 2F, Building 3, Bitongyuan, Haidian District, Beijing, PRC；

Party B: Mercurity (Beijing) Technology Co., Ltd., a limited liability company duly established and validly existing under the laws of the PRC, whose registered office is at 1112-1, Floor 11, No. 15, Information Road, Haidian District, Beijing, PRC；

Party C：WANG Zhiyou, a citizen of the PRC with Chinese Identification No.: [ ].

In this Agreement, Party A, Party B and Party C are each hereinafter referred to as “Party”, collectively referred to as “Parties” and mutually referred to as “other Parties”.

Whereas

1)	The above Parties have previously jointly or separately executed the documents listed in Appendix I (The documents listed in Appendix I are collectively referred to as “Existing Control Documents”, including any amendments or supplements thereto).

2)	The Parties agree to terminate all Existing Control Documents in accordance with this Agreement.

Now the Parties agree as follows：

1    Termination of Existing Control Documents

1.1	Party A, Party B and Party C hereby irrevocably agree and confirm that all and/or any Existing Control Documents shall be terminated from the date hereof and shall no longer have any effect; if the equity pledge registration has been completed according to the Existing Control Documents, the cancellation of the registration of equity pledge shall be completed as soon as possible from the date hereof. If the Parties have actually performed or partially performed the act of terminating the Existing Control Documents before the date hereof, Party A, Party B and Party C hereby irrevocably ratify, agree and confirm such actions.

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1.2	From the date hereof, each Party no longer retains any right under the Existing Control Documents and no longer needs to perform any obligation under the Existing Control Documents. However, the rights and obligations actually exercised by each Party based on any Existing Control Documents shall remain effective. Any income or other benefits of any nature funds obtained or actually received by any Party based on the Existing Control Documents need not be returned to the opposite Party, and the existing accounts receivable and payable between the Parties shall still be paid.

1.3	Except as otherwise agreed in Section 1.2 above or by the relevant Parties, the Parties hereby irrevocably and unconditionally waive all disputes, claims, demands, rights, obligations, liability, action, contract or cause of action of any kind or nature, directly or indirectly related to any Existing Control Documents or arising from the same, no matter such Party once had or will have in the past, present or in the future.

1.4	Without prejudice to the general provisions of Section 1.2 and Section 1.3 above, from the date hereof, each Party hereby releases the other Parties, their heirs, successors, assigns or executors of the estate from the past, present or future, their current and past directors, officers, employees, legal advisers and agents, their affiliates and their respective successors and assigns, any commitments, debts, demands, obligations or liabilities of any kind or nature such Party once had or will have related to or arising from the Existing Control Documents, including claims and causes of prosecution in law and based on the principle of equality, whether such claim or demand has been filed or not, absolute or contingent, known or unknown.

2    Representations and Warranties

2.1	Representations and Warranties by all Parties

One Party represents and warrants to the other Parties as follows：

(1)	The Party has full legal rights, powers and authorities to execute this Agreement and all contracts and documents mentioned in this Agreement as a Party. The execution of this Agreement reflects the true intention of the Party;

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(2)	The execution and performance of this Agreement does not constitute a breach of any charter documents, signed agreements and licenses which the Party is a party to or the Party is bound by, nor will it lead to a breach of any kind or any requirement to obtain the judgment, ruling, order or consent issued by the court, government department and regulatory authority;

(3)	Such Party has obtained all consents, approvals and authorizations necessary for the effective execution of this Agreement and all contracts and documents mentioned in this Agreement to which it is a Party, as well as for the compliance and performance of its obligations under this Agreement and other contracts and documents mentioned above.

3    Undertakings

3.1	In order to successfully complete the termination of rights and obligations under the Existing Control Documents, each Party shall execute all necessary or appropriate documents, take all necessary or appropriate actions, actively cooperate with other Parties to obtain relevant government approval and/or registration documents and complete relevant termination procedures.

4     Termination of Agreement

4.1	In addition to the termination conditions expressly agreed in this Agreement, the Parties agree that this Agreement can be terminated under the following circumstances:

(1)	All costs and losses arising from the termination of this Agreement by consensus of all Parties shall be borne by each Party;

(2)	If the purpose of this Agreement cannot be achieved due to one party’s breach of its obligations under this Agreement, the observant party has the right to terminate this Agreement.

5     Liability and Compensation

5.1	Any Party to this Agreement who violates or fails to perform its representations, warranties, commitments, obligations or responsibilities in this Agreement shall constitute a breach of this Agreement.

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5.2	Unless otherwise specified in this Agreement, if any Party breaches this Agreement, causing other Parties to bear any expenses, liabilities or suffer any losses, the breaching party shall compensate the observant party for any of the above losses (including but not limited to the interest paid or lost due to the breach and attorney’s fees). The total amount of compensation paid by the breaching party to the observant party shall be the loss caused by the breach.

6     Governing Law and Dispute Settlement

6.1	The conclusion, validity, interpretation, performance and dispute settlement of this Agreement shall be governed by and interpreted in accordance with the laws of the PRC.

6.2	All disputes arising from or in connection with this Agreement shall be settled through friendly negotiation.

6.3	If any dispute cannot be settled through negotiation within fifteen (15) days after the occurrence of the dispute, any Party has the right to submit the dispute to the Hong Kong International Arbitration Centre for arbitration in accordance with the arbitration rules in force at that time. The place of arbitration shall be Hong Kong. The arbitration tribunal shall be composed of one (1) arbitrator selected in accordance with the arbitration rules. The arbitration shall be conducted in Chinese.

6.4	During the arbitration, except for the part disputed by the Parties and under arbitration, each Party shall continue to have other rights under this Agreement and shall continue to perform its corresponding obligations under this Agreement.

7     Confidentiality

7.1	Each Party shall bear the obligation of confidentiality for this Agreement and matters related to this Agreement. Without the written consent of the other Parties, no Party shall disclose any matters related to this Agreement to a third party, except for the disclosure due to the following circumstances:

(1)	Disclosure to auditors, lawyers and other staff entrusted in the normal course of business, provided that such personnel must bear the obligation of confidentiality for the information related to this Agreement obtained in the normal course of business;

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(2)	Such materials and documents can be obtained through public channels or the disclosure of such materials is an explicit requirement of laws and regulations or relevant government departments and securities regulatory authorities. However, when one Party intends to disclose any information related to other Parties in accordance with the requirements of Section 7.1(2), it shall notify such other Parties in writing 5 business days in advance for confirmation, and such other Parties shall reply within 5 business days. Information can be disclosed only after the relevant other Parties confirm that it can be disclosed. If any Party decides to disclose or has disclosed any information related to other Parties without the written confirmation of other Parties, resulting in the loss of other Parties, other Parties have the right to require the disclosing Party to bear the liability for compensation.

8     Supplementary Provisions

8.1	This Agreement shall come into effect after being signed by all Parties.

8.2	This Agreement may be modified or changed by consensus of the Parties hereto. Any modification or change must be made in writing and shall take effect after being executed by all Parties to this Agreement.

8.3	If any provision of this Agreement is found to be invalid or unenforceable, it shall be deemed that it does not exist from the beginning and does not affect the validity of other provisions of this Agreement. The Parties to this Agreement shall negotiate and determine new provisions within the legal scope to ensure the maximum realization of the intention of the original provisions.

8.4	Unless otherwise specified in the Agreement, the failure or delay of a Party in exercising its rights, powers or privileges under this Agreement shall not constitute a waiver of these rights, powers and privileges, and the single or partial exercise of these rights, powers and privileges shall not exclude the exercise of any other rights, powers and privileges.

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8.5	This Agreement is made in triplicate, one for each Party, and each copy has the same legal effect.

(The remainder of this page is intentionally left blank. The Signature Page follows.)

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IN WITNESS WHEREOF, the Parties have executed this Agreement as of the date first written above.

Beijing Lianji Future Technology Co., Ltd.
Signature:	/s/ WANG Zhiyou
Legal Representative: WANG Zhiyou

Mercurity (Beijing) Technology Co., Ltd.
Signature：	/s/ WANG Zhiyou
Legal Representative: WANG Zhiyou

/s/ WANG Zhiyou
WANG Zhiyou

Signature Page to the Termination of Existing Control Documents

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Appendix I Existing Control Documents

#	Name of Control Document	Signatories	Signing Date
(1)	【Exclusive Business Cooperation Agreement】	Beijing Lianji Future Technology Co., Ltd., Mercurity (Beijing) Technology Co., Ltd.
(2)	【Exclusive Option Agreement】	Beijing Lianji Future Technology Co., Ltd., Mercurity (Beijing) Technology Co., Ltd., WANG Zhiyou

(3)	【Equity Pledge Agreement】	Beijing Lianji Future Technology Co., Ltd., Mercurity (Beijing) Technology Co., Ltd., WANG Zhiyou
(4)	【Powers of Attorney】	Beijing Lianji Future Technology Co., Ltd., Mercurity (Beijing) Technology Co., Ltd., WANG Zhiyou
(5)	【Spouse Undertakings】	【】